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As filed with the Securities and Exchange Commission on April 7, 2004

Registration Nos. 333-            , 333-            -01, 333-            -02

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMEREN CORPORATION	Missouri	43-1723446
AMEREN CAPITAL TRUST I	Delaware	16-6531221
AMEREN CAPITAL TRUST II	Delaware	16-6531223
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1901 Chouteau Avenue
St. Louis, Missouri 63103
(314) 621-3222
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

WARNER L. BAXTER
Executive Vice President and Chief Financial Officer

STEVEN R. SULLIVAN
Senior Vice President Governmental/Regulatory Policy,
General Counsel and Secretary
1901 Chouteau Avenue
St. Louis, Missouri 63103
(314) 621-3222
(Names, address, including zip code, and telephone number, including area code, of agents for service)

        Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of the registration statement as determined by market conditions and other factors.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee

Ameren Corporation:
Senior Debt Securities
Subordinated Debt Securities
Guarantee of Trust Preferred Securities of Ameren Capital Trust I(2)
Guarantee of Trust Preferred Securities of Ameren Capital Trust II(2)
Common Stock, $.01 par value (including associated preferred share purchase rights)(3)
Stock Purchase Contracts
Stock Purchase Units(4)	(1)	(1)

Ameren Capital Trust I: Trust Preferred Securities	(1)	(1)

Ameren Capital Trust II: Trust Preferred Securities	(1)	(1)

Total	$2,000,000,000(5)	$253,068(6)

(1)
There are being registered hereunder such presently indeterminate principal amount or number of Senior Debt Securities, Subordinated Debt Securities, Trust Preferred Securities, shares of Common Stock, Stock Purchase Contracts and Stock Purchase Units with an aggregate initial offering price not to exceed $2,000,000,000. Senior Debt Securities or Subordinated Debt Securities, which are being registered under this registration statement, also may be issued to Ameren Capital Trust I or Ameren Capital Trust II in connection with the issuance and sale of Trust Preferred Securities by Ameren Capital Trust I or Ameren Capital Trust II and later distributed upon dissolution and distribution of the assets thereof, which would include such Debt Securities for which no separate consideration will be received. An indeterminate number of shares of Common Stock may also be issued upon settlement of the Stock Purchase Contracts or Stock Purchase Units. Pursuant to Rule 457(o) under the Securities Act of 1933, and General Instruction II.D. of Form S-3, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(footnotes continue on next page)

        The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(2)
Includes the obligations of Ameren Corporation under the respective trust agreements, the applicable indenture, the related series of Debt Securities and the respective Guarantees, which include Ameren Corporation's covenant to pay any indebtedness, expenses or liabilities of Ameren Capital Trust I or Ameren Capital Trust II (other than obligations pursuant to the terms of the Trust Preferred Securities or other similar interests), all as described in this registration statement. No separate consideration will be received for the Guarantees and, pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable in respect thereof.

(3)
The preferred share purchase rights are attached to and will trade with the common stock. The value attributable to the preferred share purchase rights, if any, is reflected in the market price of the common stock.

(4)
Each Stock Purchase Unit consists of (a) a Stock Purchase Contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of Common Stock and (b) a beneficial interest in either Senior Debt Securities or Subordinated Debt Securities, Trust Preferred Securities issued by Ameren Capital Trust I or Ameren Capital Trust II or debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the Stock Purchase Units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of Common Stock. No separate consideration will be received for the Stock Purchase Contracts or the related beneficial interests.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(6)
Prior to the filing of this registration statement, $3,612,492 aggregate principal amount of securities remained registered and unsold, pursuant to Registration Statement Nos. 333-89970, 333-89970-01, and 333-89970-02, which was initially filed by the registrants on June 6, 2002. The registration fee of $332 associated with such unsold securities has been offset against the registration fee of $253,400 associated with the securities to be registered and such unsold securities are hereby deregistered.

SUBJECT TO COMPLETION, DATED APRIL 7, 2004

PROSPECTUS

The information in this prospectus is not complete and may be changed. Ameren Corporation, Ameren Capital Trust I and Ameren Capital Trust II may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

$2,000,000,000

AMEREN CORPORATION
Senior Debt Securities
Subordinated Debt Securities
Common Stock
Stock Purchase Contracts
Stock Purchase Units

AMEREN CAPITAL TRUST I
AMEREN CAPITAL TRUST II
Trust Preferred Securities
Guaranteed as set forth herein by Ameren Corporation

        Ameren Corporation, Ameren Capital Trust I and Ameren Capital Trust II intend to offer these securities from time to time in one or more series with an aggregate offering price not to exceed $2,000,000,000. This prospectus provides you with a general description of these securities. We and the trusts will provide specific information about the offering and the terms of these securities in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the supplements carefully before investing. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

        The common stock of Ameren Corporation is listed on the New York Stock Exchange under the symbol "AEE."

        Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.

        See the discussion of risk factors contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, to read about certain factors you should consider before purchasing any of the securities being offered.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We and the trusts may offer these securities directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities. See "Plan of Distribution."

The date of this prospectus is                        .

AMEREN CORPORATION

        Ameren is a public utility holding company registered with the Securities and Exchange Commission, or SEC, under the Public Utility Holding Company Act of 1935. Our primary asset is the common stock of our subsidiaries. Ameren's subsidiaries operate rate-regulated electric generation, transmission and distribution businesses, rate-regulated natural gas distribution businesses and non rate-regulated electric generation businesses in Missouri and Illinois. Dividends on Ameren's common stock are dependent on distributions made to it by its subsidiaries. We were incorporated in Missouri on August 7, 1995.

        Our principal subsidiaries are as follows:

  •
  Union Electric Company, which operates a rate-regulated electric generation, transmission and distribution business, and a rate-regulated natural gas distribution business in Missouri and Illinois as AmerenUE. AmerenUE was incorporated in Missouri in 1922 and is successor to a number of companies, the oldest of which was organized in 1881. It is the largest electric utility in Missouri and supplies electric and gas service to a 24,500 square mile area located in central and eastern Missouri and west central Illinois. This area has an estimated population of 3 million and includes the great St. Louis area. AmerenUE supplies electric service to approximately 1.2 million customers and natural gas service to approximately 130,000 customers.

  •
  Central Illinois Public Service Company, which operates a rate-regulated electric and natural gas transmission and distribution business in Illinois as AmerenCIPS. AmerenCIPS was incorporated in Illinois in 1902. It supplies electric and gas utility service to portions of central and southern Illinois having an estimated population of 1 million in an area of approximately 20,000 square miles. AmerenCIPS supplies electric service to approximately 325,000 customers and natural gas service to approximately 170,000 customers.

  •
  Ameren Energy Generating Company, or Generating Company, which operates a non rate-regulated electric generation business. Generating Company was incorporated in Illinois in March 2000 in conjunction with the Illinois Electric Service Customer Choice and Rate Relief Law of 1997, or the Illinois Customer Choice Law. Generating Company commenced operations on May 1, 2000 when AmerenCIPS transferred its five coal-fired plants representing in the aggregate approximately 2,860 megawatts of electric generating capacity and related liabilities to Generating Company at historical net book value. Since Generating Company commenced operations, it has acquired 25 combustion turbines providing it with a total installed generating capacity of approximately 4,749 megawatts as of December 31, 2003. Generating Company is a subsidiary of Ameren Energy Development Company, a subsidiary of Ameren Energy Resources Company, or Resources Company, which is a subsidiary of Ameren.

  •
  Central Illinois Light Company, a subsidiary of CILCORP, which operates a rate-regulated electric transmission and distribution business, a primarily non rate-regulated electric generation business, and a rate-regulated natural gas distribution business in Illinois as AmerenCILCO. AmerenCILCO was incorporated in Illinois in 1913. It supplies electric and gas utility service to portions of central and east central Illinois in areas of approximately 3,700 and 4,500 square miles, respectively, with an estimated population of 1 million. AmerenCILCO supplies electric service to approximately 205,000 customers and natural gas service to approximately 210,000 customers. In October 2003, AmerenCILCO transferred its coal-fired plants and a combustion turbine facility, representing in the aggregate approximately 1,100 megawatts of electric generating capacity, to its subsidiary AmerenEnergy Resources Generating Company, or AERG, as a contribution in respect of all the outstanding stock of AERG and AERG's assumption of certain liabilities. The transfer was made in conjunction with the Illinois Customer Choice Law.

        We have various other subsidiaries responsible for the short and long-term marketing of power, procurement of fuel, management of commodity risks and providing other shared services. We also have a 60% ownership interest in Electric Energy, Inc., or EEI, through AmerenUE, which owns 40%, and Resources Company, which owns 20%. We consolidate EEI for financial reporting purposes, while AmerenUE and Resources Company report EEI under the equity method.

        On February 2, 2004, we entered into an agreement with Dynegy Inc., or Dynegy, to purchase the stock of Decatur, Illinois-based Illinois Power Company, or Illinois Power, and Dynegy's 20% ownership interest in EEI. Illinois Power operates a rate-regulated electric and natural gas transmission and distribution business serving approximately 590,000 electric and 415,000 gas customers in areas contiguous to our existing Illinois utility service territories. The total transaction value is approximately $2.3 billion, including the assumption of approximately $1.8 billion of Illinois Power debt and preferred stock. Upon completion of the acquisition, expected by the end of 2004, Illinois Power will become an Ameren subsidiary operating as AmerenIP. The transaction is subject to the approval of the Illinois Commerce Commission, or ICC, the SEC, the Federal Energy Regulatory Commission, or FERC, the Federal Communications Commission, or FCC, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the Hart-Scott-Rodino Act, and other customary closing conditions. We have submitted the necessary filings with the ICC, the SEC, the FERC and the FCC for their respective review and approval and we have submitted the required notices with the federal antitrust authorities pursuant to the Hart-Scott-Rodino Act.

        In this prospectus, "Ameren," "we," "us" and "our" refer to Ameren Corporation and, unless the context otherwise indicates, do not include our subsidiaries.

AMEREN CAPITAL TRUST I AND AMEREN CAPITAL TRUST II

        Ameren Capital Trust I and Ameren Capital Trust II are identical Delaware statutory trusts formed to permit us to raise capital by issuing trust preferred securities under this prospectus and a prospectus supplement, and investing the proceeds in debt securities issued by us.

        We have designated The Bank of New York (Delaware), as trustee for each of the trusts, in the State of Delaware for the purpose of complying with the provisions of the Delaware Statutory Trust Act. At the time trust preferred securities are to be issued, the original trust agreement for each trust will be amended and restated substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part, to be effective at the time of such issuance. The amended and restated trust agreement for each trust, which we will refer to in this prospectus as the "trust agreement", will be qualified as an indenture under the Trust Indenture Act of 1939. Each trust will exist for the exclusive purposes of:

  •
  issuing two classes of trust securities—trust preferred securities and trust common securities (collectively, the "trust securities")—which together represent undivided beneficial interests in the assets of the trust;

  •
  investing the gross proceeds of the trust securities in our debt securities; and

  •
  engaging in only those other activities necessary, convenient or incidental to the purposes listed above.

        Our debt securities will be the sole assets of each trust, and our payments under the debt securities will be the sole revenue of each trust. No separate financial statements of either trust will be included in this prospectus. We consider that these financial statements would not be material to holders of the trust preferred securities because the trusts would not have any independent operations and the only purposes of each trust are those described above. We do not expect that either trust will be filing annual, quarterly or current reports with the SEC. The principal place of business of each trust will be c/o Ameren Corporation, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

WHERE YOU CAN FIND MORE INFORMATION

        We and the trusts have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document that we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the SEC's toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR archives of the SEC electronically. We also maintain a website at http://www.ameren.com.

        The SEC allows us to "incorporate by reference" the information that we file with the SEC which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2003;

  •
  our Current Reports on Form 8-K filed January 14, 2004, as amended by Form 8-K/A filed January 14, 2004, February 3, 2004 and March 24, 2004; and

  •
  the description of the rights to purchase shares of our Series A junior participating preferred stock contained in our registration statement on Form 8-A dated November 23, 1998.

        We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 between the date of the initial filing of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the time that all of the securities registered are sold.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

        You may request a free copy of these filings by writing or telephoning us at the following address:

  Ameren Corporation
  Attention: Secretary's Department
  P.O. Box 66149
  St. Louis, Missouri 63166-6149
  Telephone: (314) 621-3222

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial position, results of operations and prospects may have changed since those dates.

        The trusts will not be subject to the informational requirements of the Securities Exchange Act of 1934. If securities are issued by the trusts, Ameren may include summarized financial information relating to the trusts in some of its reports filed with the SEC.

RATIOS OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges is computed by dividing our earnings by our fixed charges before income taxes. For the purposes of such computations:

  •
  earnings consist of net income plus fixed charges and income taxes less preference security dividend requirements of consolidated subsidiaries; and

  •
  fixed charges consist of interest on long-term debt, net of amortization of debt discount, premium and expenses, estimated interest costs within rental expense and preference security dividend requirements of consolidated subsidiaries.

	Year Ended December 31,
	1999	2000	2001	2002	2003
Ratio of Earnings to Fixed Charges	4.20	4.59	4.42	3.51	3.60

USE OF PROCEEDS

        Unless we state otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of the offered securities:

  •
  to finance our subsidiaries' ongoing construction and maintenance programs;

  •
  to redeem, repurchase, repay or retire outstanding indebtedness, including indebtedness of our subsidiaries;

  •
  to finance strategic investments in, or future acquisitions of, other entities or their assets, including the proposed acquisition of Illinois Power and a 20 percent interest in EEI; and

  •
  for other general corporate purposes.

        The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.

        The proceeds from the sale of trust preferred securities by a trust will be invested in debt securities issued by us. Except as we may otherwise describe in the related prospectus supplement, we expect to use the net proceeds from the sale of such debt securities to the applicable trust for the above purposes.

FORWARD-LOOKING STATEMENTS

        Statements made in this prospectus, any accompanying prospectus supplement and the documents described under "Where You Can Find More Information," which are not based on historical facts, are "forward-looking" and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such "forward-looking" statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include, without limitation, statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions and financial performance. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this prospectus, any accompanying prospectus supplement and the documents described under "Where You Can Find More Information," including any discussion of risk factors contained in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, could cause actual results to differ materially from management expectations as suggested by such "forward-looking" statements:

  •
  the closing and timing of our acquisition of Illinois Power and the impact of any conditions imposed by regulators in connection with their approval thereof;

  •
  the effects of the stipulation and agreement relating to the AmerenUE Missouri electric excess earnings complaint case and other regulatory actions, including changes in regulatory policy;

  •
  changes in laws and other governmental actions, including monetary and fiscal policies;

  •
  the impact on us of current regulations related to the opportunity for customers to choose alternative energy suppliers in Illinois;

  •
  the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels;

  •
  the effects of participation in a FERC-approved regional transmission organization, including activities associated with the Midwest Independent System Operator;

  •
  the availability of fuel for the production of electricity, such as coal and natural gas, and purchased power and natural gas for distribution, and the level and volatility of future market prices for such commodities, including the ability to recover any increased costs;

  •
  the use of financial and derivative instruments;

  •
  average rates for electricity in the Midwest;

  •
  business and economic conditions;

  •
  the impact of the adoption of new accounting standards and the application of appropriate technical accounting rules and guidance;

  •
  interest rates and the availability of capital;

  •
  actions of rating agencies and the effects of such actions;

  •
  weather conditions;

  •
  generation plant construction, installation and performance;

  •
  operation of nuclear power facilities and decommissioning costs;

  •
  the effects of strategic initiatives, including acquisitions and divestitures;

  •
  the impact of current environmental regulations on utilities and generating companies and the expectation that more stringent requirements will be introduced over time, which could potentially have a negative financial effect;

  •
  future wages and employee benefits costs, including changes in returns on benefit plan assets;

  •
  disruptions of the capital markets or other events making our access to necessary capital more difficult or costly;

  •
  competition from other generating facilities, including new facilities that may be developed;

  •
  difficulties in integrating AmerenCILCO and Illinois Power (if consummated) with our other businesses;

  •
  changes in the coal markets, environmental laws or regulations or other factors adversely impacting synergy assumptions in connection with the CILCORP and Illinois Power (if consummated) acquisitions;

  •
  cost and availability of transmission capacity for the energy generated by our generating facilities or required to satisfy energy sales made by us; and

  •
  legal and administrative proceedings.

        Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we and the trusts have filed with the SEC utilizing a "shelf" registration, or continuous offering, process. Under this shelf registration process, we or the trusts may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $2,000,000,000. We may offer any of the following securities: senior debt securities or subordinated debt securities, each of which may be convertible into our common stock, guarantees related to the trust preferred securities which the trusts may offer, common stock, stock purchase contracts and stock purchase units. The trusts may offer trust preferred securities.

        This prospectus provides you with a general description of the securities we and the trusts may offer. Each time we or the trusts sell securities, we or the applicable trust will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we and the trusts have filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

DESCRIPTION OF DEBT SECURITIES

General

        The senior debt securities and the subordinated debt securities, which we refer to collectively as the debt securities, will represent unsecured obligations of Ameren Corporation. We may issue one or more series of debt securities directly to the public, to a trust or as part of a stock purchase unit from time to time. We expect that each series of senior debt securities or subordinated debt securities will be issued as a new series of debt securities under one of two separate indentures, as each may be amended or supplemented from time to time. We will issue the senior debt securities in one or more series under a senior indenture dated as of December 1, 2001 between us and The Bank of New York, as trustee. We will issue the subordinated debt securities in one or more series under a subordinated indenture between us and a trustee. The senior indenture, the form of the subordinated indenture and the form of supplemental indenture or other instrument establishing the debt securities of a particular series are filed as exhibits to, or will be subsequently incorporated by reference in, the registration statement of which this prospectus is a part. Each indenture will be qualified under the Trust Indenture Act of 1939. The following summaries of certain provisions of the senior indenture, the subordinated indenture and the applicable debt securities do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the senior indenture or the subordinated indenture, as the case may be, and the applicable debt securities. We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the debt securities and other securities described in this prospectus. We may be required to obtain the approval of the SEC under the Public Utility Holding Company Act of 1935 before we can issue and sell certain of these securities.

        There is no requirement under the senior indenture, nor will there be any such requirement under, the subordinated indenture that our future issuances of debt securities be issued exclusively under either indenture, and we will be free to employ other indentures or documentation, containing provisions different from those included in either indenture or applicable to one or more issuances of senior debt securities or subordinated debt securities, as the case may be, in connection with future issuances of other debt securities. Nonetheless, the debt securities registered under the registration statement of which this prospectus is a part will only be issued pursuant to an indenture (or a form thereof) that is filed as an exhibit to the registration statement.

        The senior indenture provides and the subordinated indenture will provide that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the senior debt securities or the subordinated debt securities of that series, as the case may be, for issuances of additional senior debt securities or subordinated debt securities of that series, as applicable. Unless otherwise described in the applicable prospectus supplement, neither indenture described above limits or will limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur.

Ranking

        The senior debt securities will be our direct unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt. As of December 31, 2003, our aggregate outstanding debt that would have ranked equally with the senior debt securities was $445 million, all of which was outstanding under the senior indenture. In addition, we have been granted authority by the SEC to issue up to $1.5 billion of guarantees for the benefit of our non-utility subsidiaries and expect to have such guarantees outstanding from time to time in various aggregate amounts. The subordinated debt securities will be our direct unsecured general obligations and will be junior in right of payment to our Senior Indebtedness, as described under the heading "—Subordination of Subordinated Debt Securities."

        Ameren is a holding company that derives substantially all of its income from its operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the debt securities or to make specific funds available for such payments. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the debt securities will be effectively subordinated to debt and preferred stock at the subsidiary level because, as the common shareholder of our subsidiaries, we will be subject to the prior claims of creditors of our subsidiaries. As of December 31,

2003, our subsidiaries had approximately $4.4 billion of aggregate outstanding debt and preferred stock, excluding intercompany indebtedness.

Provisions of a Particular Series

        The prospectus supplement applicable to each issuance of debt securities will specify, among other things:

  •
  the title and any limitation on aggregate principal amount of the debt securities;

  •
  the original issue date of the debt securities;

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  the date or dates on which the principal of any of the debt securities is payable;

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  the interest rate or rates, or method of calculation of such rate or rates, for the debt securities, and the date from which interest will accrue;

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  the terms, if any, regarding the optional or mandatory redemption of any debt securities, including the redemption date or dates, if any, and the price or prices applicable to such redemption;

  •
  the denominations in which such debt securities will be issuable;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities may be repaid, in whole or in part, at the option of the holder thereof;

  •
  the establishment of any office or agency where debt securities may be presented for payment, exchange or registration of transfer;

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  any addition to the events of default applicable to that series of debt securities and the covenants for the benefit of the holders of that series;

  •
  any securities exchange, if any, on which the debt securities will be listed;

  •
  the terms, if any, pursuant to which debt securities may be converted into or exchanged for shares of our capital stock or other of our securities;

  •
  any interest deferral or extension provisions;

  •
  the applicability of or any change in the subordination provisions for a series of debt securities; and

  •
  any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

        Unless otherwise indicated in the applicable prospectus supplement, there will be no provisions in either indenture or the related debt securities that require us to redeem, or permit the holders to cause a redemption of, those debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control, or grant security for other of our indebtedness.

Subordination of Subordinated Debt Securities

        The subordinated debt securities will be subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below.

        No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the subordinated debt securities may be made if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or the maturity of any Senior Indebtedness has been accelerated because of a default and such acceleration has not been rescinded or annulled. If provided in the applicable prospectus supplement, limited subordination periods may apply in the event of non-payment defaults relating to Senior Indebtedness in situations where there has not been an acceleration of Senior Indebtedness.

        Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment. The rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the subordinated debt securities are paid in full.

        As defined in the subordinated indenture, the term "Senior Indebtedness" means:

  (1)
  obligations (other than non-recourse obligations, the indebtedness issued under the subordinated indenture and other indebtedness which is either effectively by its terms or expressly made subordinate to or pari passu with the subordinated debt securities) of, or guaranteed (except to the extent our payment obligations under any such guarantee are subordinate to or pari passu with the subordinated debt securities) or assumed by, us for

  •
  borrowed money (including both senior and subordinated indebtedness for borrowed money (other than the subordinated debt securities); or

  •
  the payment of money relating to any lease which is capitalized on our balance sheet in accordance with generally accepted accounting principles as in effect from time to time; or

  (2)
  indebtedness evidenced by bonds, debentures, notes or other similar instruments, and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations with Senior Indebtedness, whether existing as of the date of the subordinated indenture or subsequently incurred by us.

        The subordinated indenture will not limit the aggregate amount of Senior Indebtedness that we may issue. As of December 31, 2003, our outstanding Senior Indebtedness aggregated approximately $485 million.

Registration, Transfer and Exchange

        Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities, other than debt securities issued to a trust, will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under "Book-Entry System." The global securities will be registered in the name of The Depository Trust Company, as depository, or its nominee, and deposited with, or on behalf of, the depository. Except in the circumstances described under "Book-Entry System," owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of any debt securities and will not be considered the registered holders thereof under the applicable indenture.

        Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed instrument of transfer—at the office of any transfer agent we may designate for such purpose, without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture.

        Unless otherwise indicated in the applicable prospectus supplement, the transfer agent will be the trustee under the applicable indenture. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Payment and Paying Agents

        Principal of and interest and premium, if any, on debt securities issued in the form of global securities will be paid in the manner described under "Book-Entry System."

        Unless otherwise indicated in the applicable prospectus supplement, the principal of and any premium and interest on debt securities of a particular series in the form of certificated securities will be payable at the office of the applicable trustee or at the authorized office of any paying agent or paying agents upon presentation and surrender of such debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. Unless otherwise indicated in the applicable prospectus supplement, interest on the debt securities of a particular series, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person's address as it appears on the register for such debt securities maintained by the applicable trustee; provided, however, a holder of certificated securities in the aggregate principal amount of $10,000,000 or more will be entitled to receive payments of interest by wire transfer of immediately available funds to a bank within the continental United States if the trustee has received appropriate wire transfer instructions on or prior to the applicable regular record date for such interest payment date.

        All monies we pay to a trustee or a paying agent for the payment of the principal of, and premium, if any, or interest on, any debt security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

Redemption

        Any terms for the optional or mandatory redemption of the debt securities will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, debt securities will be redeemable by us only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed will be selected by such method as shall be provided for any particular series, or in the absence of any such provision, by the trustee in such manner as it shall deem fair and appropriate.

        Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the trustee or the paying agent or agents, on or prior to the dated fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, such debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such debt securities.

Events of Default

        Each of the following will constitute or constitutes, as the case may be, an event of default under the senior indenture or the subordinated indenture with respect to senior debt securities or subordinated debt securities, as the case may be, of any series:

  •
  failure to pay principal of or premium, if any, on any debt security of such series, as the case may be, when due and payable;

  •
  failure to pay interest on the debt securities of such series within 30 days after the same becomes due and payable;

  •
  failure to perform or breach of any of our other covenants or warranties in the applicable indenture (other than a covenant or warranty solely for the benefit of one or more series of debt securities other than such series) for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding applicable debt securities of such series;

  •
  with respect to the senior debt securities of any series, failure to pay when due and payable, after the expiration of any applicable grace period, any portion of the principal of our Debt ("Debt" means any of our outstanding funded obligations for money borrowed, whether or not evidenced by notes, debentures, bonds or other securities, reimbursement obligations under letters of credit, or guarantees of any such obligations issued by others) pursuant to a bond, debenture, note or other evidence of Debt in excess of $25,000,000 (including a default with respect to debt securities of any other series), or acceleration of such Debt for another default thereunder, without such Debt having been discharged, or such acceleration having been rescinded or annulled, within 10 days after written notice thereof to us by the trustee or to the trustee and us by the holders of at least 33% in aggregate principal amount of the senior debt securities of such series outstanding;

  •
  the occurrence of events of bankruptcy, insolvency, reorganization, assignment or receivership of Ameren, whether voluntary or involuntary, specified in the particular indenture including, without limitation, the commencement by us of a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding in which we are adjudicated a bankrupt, our consent to an order for relief in an involuntary case under any such law, an assignment for the benefit of creditors or the taking of any corporate action by us in furtherance of any of the foregoing; or

  •
  any other event of default specified in the applicable prospectus supplement with respect to debt securities of a particular series.

        No event of default with respect to the debt securities of a particular series necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture. If provided in the applicable prospectus supplement, an event of default similar to the event of default described in the fourth bullet above may be applicable to a series of subordinated debt securities.

        If an event of default with respect to any series of debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities under a particular indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, may make such declaration of acceleration and not the holders of the debt securities of any one of such series.

        At any time after an acceleration with respect to the debt securities of any series has been declared, but before a judgment or decree for the payment of the money due has been obtained, the event or events of default giving rise to such acceleration will be waived, and the acceleration will be rescinded and annulled, if

  •
  we pay or deposit with the trustee for such series a sum sufficient to pay all matured installments of interest on all debt securities of such series, the principal of and premium, if any, on the debt securities of such series which have become due otherwise than by acceleration and interest thereon at the rate or rates specified in such debt securities, interest upon overdue installments of interest at the rate or rates specified in such debt securities, to the extent that payment of such interest is lawful, and all amounts due to the trustee for such series under the applicable indenture; and

  •
  any other event or events of default with respect to the debt securities of such series, other than the nonpayment of the principal of and accrued interest on the debt securities of such series which has become due solely by such acceleration, have been cured or waived as provided in the applicable indenture.

        However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right.

        Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee generally will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee and certain other limitations contained in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all those series, considered as one class, will have the right to make such direction, and not the holders of the debt securities of any one series. Any direction provided by the holders shall not be in conflict with any rule of law or with the senior indenture or the subordinated indenture, as the case may be, and will not involve the trustee in personal liability in circumstances where reasonable indemnity would not, in the trustee's sole discretion, be adequate and the trustee may take any other action it deems proper that is not inconsistent with such direction.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture on behalf of all holders of debt securities of that series with respect to the debt securities of that series, except a default in the payment of principal of or any premium or interest on such debt securities. No holder of debt securities of any series may institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless such holder has previously given to the trustee for such series written notice of a continuing event of default with respect to the debt securities of such series, the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for such series to institute such proceeding and have offered reasonable indemnity, and the trustee for such series has failed to institute such proceeding within 60 days after such notice, request and offer. Furthermore, no holder of debt securities of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of those debt securities.

        Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

        The trustee, within 90 days after it receives notice of the occurrence of a default with respect to the debt securities of any series, is required to give the holders of the debt securities of that series notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, the debt securities of that series, the trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. We will be required to deliver to the trustees for the debt securities each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, we are in compliance with all conditions and covenants under the applicable indenture, determined without regard to any period of grace or requirement of notice under such indenture.

Modification

        Without the consent of any holder of debt securities, the trustee for such debt securities and we may enter into one or more supplemental indentures for any of the following purposes:

  •
  to supply omissions, cure any ambiguity or inconsistency or correct defects, which actions, in each case, are not prejudicial to the interests of the holders of debt securities of any series in any material respect;

  •
  to change or eliminate any provision of the applicable indenture, provided that any such change or elimination will become effective with respect to such series only when there is no debt security of such series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision, or such change or elimination is applicable only to debt securities of such series issued after the effective date of such change or elimination;

  •
  to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

  •
  to evidence the assumption of our covenants in the applicable indenture and the debt securities by any permitted successor;

  •
  to grant to or confer upon the trustee for any debt securities for the benefit of the holders of such debt securities, any additional rights, remedies, powers or authority;

  •
  to permit the trustee for any debt securities to comply with any duties imposed upon it by law;

  •
  to specify further the duties and responsibilities of, and to define further the relationship among, the trustee for any debt securities, any authenticating agent and any paying agent, and to evidence the succession of a successor trustee as permitted under the applicable indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of outstanding debt securities, to add to the security of all debt securities, to surrender any right or power conferred upon us by the applicable indenture or to add any additional events of default with respect to all or any series of outstanding debt securities; and

  •
  to make any other change that is not prejudicial to the holders of any debt securities.

        Except as provided above, the consent of the holders of a majority in aggregate principal amount of either the senior debt securities or the subordinated debt securities, as the case may be, of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the applicable indenture pursuant to one or more supplemental indentures or of modifying or waiving in any manner the rights of the holders of the applicable debt securities; provided, however, that if less than all of the series of senior debt securities or subordinated debt securities outstanding, as the case may be, are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding applicable debt securities of all series so directly affected, considered as one class, will be required.

        Notwithstanding the foregoing, no such amendment or modification may, without the consent of each holder of outstanding debt securities affected thereby:

  •
  change the maturity date of the principal of any debt security;

  •
  reduce the principal amount of, or premium payable on, any debt security;

  •
  reduce the rate of interest or change the method of calculating such rate, or extend the time of payment of interest, on any debt security;

  •
  change the coin or currency of any payment of principal of, or any premium or interest on any debt security;

  •
  change the date on which any debt security may be redeemed or adversely affect the rights of a holder to institute suit for the enforcement of any payment of principal of or any premium or interest on any debt security; or

  •
  modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to modify or amend the applicable indenture or to waive any past default.

        A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the applicable indenture of the holders of the debt securities of any other series.

Defeasance and Discharge

        Unless the applicable prospectus supplement states otherwise, we may elect either:

  (1)
  to defease and be discharged from any and all obligations in respect of the debt securities of any series then outstanding under the applicable indenture (except for certain obligations to register the transfer or exchange of the debt securities of such series, replace stolen, lost or mutilated notes, maintain paying agencies and hold monies for payment in trust); or

  (2)
  to be released from the obligations of the senior indenture with respect to the senior debt securities of any series or the subordinated indenture with respect to the subordinated debt securities of any series under any covenants applicable to the debt securities of such series which are subject to covenant defeasance as described in the supplemental indenture or other instrument establishing such series.

        In the case of either (1) or (2), we are required to deposit, in trust, with the applicable trustee money or U.S. government obligations, which through the payment of interest on those obligations and principal of those obligations in accordance with their terms will provide money, in an amount sufficient, without reinvestment, to pay all the principal of, premium, if any, and interest on the debt securities of such series on the dates payments are due (which may include one or more redemption dates designated by us). This trust may only be established if, among other things, (A) no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the applicable indenture has occurred and is continuing on the date of the deposit, (B) the deposit will not cause the trustee to have any conflicting interest with respect to our other securities and (C) we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes (and, in the case of paragraph (1) above, such opinion of counsel is based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law) as a result of the deposit or defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as if the deposit and defeasance had not occurred.

        We may exercise our defeasance option under paragraph (1) with respect to debt securities of any series notwithstanding our prior exercise of our covenant defeasance option under paragraph (2). If we exercise our defeasance option for debt securities of any series, payment of the debt securities of such series may not be accelerated because of a subsequent event of default. If we exercise our covenant defeasance option for debt securities of any series, payment of the debt securities of such series may not be accelerated by reference to a subsequent breach of any of the covenants noted under clause (2) in the preceding paragraph. In the event we omit to comply with our remaining obligations with respect to the debt securities of any series under the applicable indenture after exercising our covenant defeasance option and the debt securities of such series are declared due and payable because of the subsequent occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from that event of default. However, we will remain liable for those payments.

Consolidation, Merger and Sale or Disposition of Assets

        We have agreed not to consolidate with or merge into any other corporation or sell or otherwise dispose of our properties as or substantially as an entirety to any person, unless:

  •
  the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

  •
  the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest, if any, on all the debt securities outstanding under each indenture and the performance of every covenant of each indenture to be performed or observed by us; and

  •
  we have delivered to the trustees for such debt securities an officer's certificate and an opinion of counsel as provided in each of the indentures.

        Upon any such consolidation, merger, sale, transfer or other disposition of our properties as or substantially as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to which such sale, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the applicable indenture with the same effect as if such successor corporation or person had been named as us therein, and we will be released from all obligations under the applicable indenture.

Resignation or Removal of Trustee

        The trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day. The trustee may be removed at any time with respect to debt securities of any series by an instrument or concurrent instruments in writing filed with the trustee and signed by the holders, or their attorneys-in-fact, of a majority in aggregate principal amount of that series of debt securities then outstanding. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the trustee upon notice to the holder of each debt security outstanding and the trustee, and appointment of a successor trustee.

Concerning the Trustee for Senior Debt Securities

        We and our affiliates maintain corporate trust and other normal banking relationships with The Bank of New York, the trustee under the senior indenture. Each indenture provides that our obligations to compensate the trustee and reimburse the trustee for expenses, disbursements and advances will be secured by a lien prior to that of the applicable debt securities upon the property and funds held or collected by the trustee as such.

Governing Law

        Each of the senior indenture and the subordinated indenture and the related debt securities will be governed by New York law.

DESCRIPTION OF TRUST PREFERRED SECURITIES

        This prospectus describes certain general terms of the trust preferred securities. The trust preferred securities will be issued by Ameren Capital Trust I or Ameren Capital Trust II, each a Delaware statutory trust which we formed by executing a trust agreement for each trust (with The Bank of New York (Delaware), as trustee, and an administrator named therein) and causing the filing of a certificate of trust for each trust with the Delaware Secretary of State. At the time trust preferred securities are to be issued by a trust, the original trust agreement for such trust will be amended and restated, to be effective at the time of such issuance. The form of amended and restated trust agreement is filed as an exhibit to the registration statement of which this prospectus is a part. The amended and restated trust agreement, which we will refer to in this prospectus as the "trust agreement," for each trust will be qualified as an indenture under the Trust Indenture Act of 1939. You should read the form of amended and restated trust agreement for provisions that may be important to you. When we offer to sell a particular series of trust preferred securities, we will describe the specific terms of that series in a prospectus supplement. The trust preferred securities will be issued pursuant to the related trust agreement, which we have summarized below. This summary is not complete.

General

        Each trust will exist for the exclusive purposes of:

  •
  issuing two classes of trust securities—trust preferred securities and trust common securities (collectively, the "trust securities")—which together represent undivided beneficial interests in the assets of such trust;

  •
  investing the gross proceeds of the trust securities in our debt securities; and

  •
  engaging in only those other activities necessary, convenient or incidental to the purposes listed above.

        Our debt securities will be the sole assets of each trust, and our payments under the debt securities will be the sole revenue of each trust. No separate financial statements of either trust will be included in this prospectus. We consider that these financial statements would not be material to holders of the trust preferred securities because the trusts would not have any independent operations and the only purposes of each trust are those described above. We do not expect that either trust will be filing annual, quarterly or current reports with the SEC. The principal place of business of each trust will be c/o Ameren Corporation, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

        Each trust will exist until terminated as provided in its trust agreement. The administrators and trustees of each trust will be:

  •
  two of our employees or officers or two employees or officers of our affiliates as administrators (the "administrators");

  •
  a financial institution that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939 (the "property trustee"); and

  •
  one trustee with its principal place of business in the State of Delaware for the purpose of complying with the provisions of the Delaware Statutory Trust Act (the "Delaware trustee").

        The trust agreement will authorize the administrators to issue two classes of trust securities: trust preferred securities and trust common securities. We will own all of the trust common securities issued by each trust, which will rank equally in right of payment with the trust preferred securities issued by the respective trust. However, if an event of default occurs and is continuing under the trust agreement, rights of the holders of the trust common securities to payment for distributions and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire trust common securities of each trust in a total liquidation amount of at least three percent of the total capital of the trust.

        Proceeds from the sale of both the trust preferred securities and the trust common securities issued by each trust will be used to purchase our debt securities, which will be held in trust by the property trustee for the benefit of the holders of the trust securities issued by the respective trust. We will guarantee the payments of distributions and payments of redemption or liquidation with respect to the trust preferred securities issued by each trust, but only to the extent the respective trust has funds available to make those payments and has not made the payments. See "Description of Guarantees" below.

        Each guarantee, when taken together with our obligations under the related debt securities, the related indenture and the related trust agreement (including our agreement to pay the expenses of the trust, other than payments in respect of the trust securities, contained in the trust agreement), will provide a full and unconditional guarantee of amounts due on the trust preferred securities issued by the respective trust. The trust preferred securities will have the terms, including distributions, redemption, voting, liquidation rights and other rights or restrictions that will be described in the related trust agreement or made part of it by the Trust Indenture Act of 1939 or the Delaware Statutory Trust Act.

Provisions of a Particular Series

        Each trust may issue only one series of trust preferred securities. The applicable prospectus supplement will set forth the principal terms of the trust preferred securities that will be offered, including:

  •
  the name of the trust preferred securities;

  •
  the liquidation amount and number of trust preferred securities issued;

  •
  the annual distribution rate or rates or method of determining such rate or rates, the payment date or dates and the record dates used to determine the holders who are to receive distributions;

  •
  the date from which distributions will be cumulative;

  •
  the optional redemption provisions, if any, including the prices, time periods and other terms and conditions on which the trust preferred securities will be purchased or redeemed, in whole or in part;

  •
  the terms and conditions, if any, upon which the debt securities and the related guarantee may be distributed to holders of the trust preferred securities;

  •
  any securities exchange on which the trust preferred securities will be listed;

  •
  the terms and conditions, if any, upon which the trust preferred securities may be converted into our securities; and

  •
  any other relevant rights, covenants, preferences, privileges, limitations or restrictions of the trust preferred securities.

        Terms of the trust preferred securities issued by each trust will mirror the terms of the debt securities held by the respective trust. In other words, the interest rate and interest and other payment dates of each series of debt securities issued to a trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the trust preferred securities of that trust. The prospectus supplement will also set forth whether the debt securities to be issued to a trust will be senior debt securities or subordinated debt securities.

Distributions

        The trust preferred securities represent preferred, undivided, beneficial interests in the assets of the respective trust. The applicable prospectus supplement will state the annual rate, as a percentage of the liquidation amount, at which distributions on each trust preferred security will be payable, the liquidation amount and the dates on which distributions will be payable.

        Each trust will use the proceeds from the issuance and sale of the trust preferred securities to purchase debt securities. The revenue of a trust available for distribution to holders of the trust preferred securities issued by that trust will be limited to payments under those debt securities. If we do not make payments on the debt securities, a trust will not have funds available to pay distributions or other amounts payable on the trust preferred securities issued by that trust. The payment of distributions and other amounts payable on the trust preferred securities issued by a trust, if and to the extent the trust has funds legally available for and cash sufficient to make such payments, is guaranteed by us on a limited basis.

Option to Extend Interest Payment Period

        Unless the applicable prospectus supplement states otherwise, we have the right to defer the payment of interest on the debt securities at any time or from time to time for a period, which we refer to in this prospectus as an "extension period," not exceeding 20 consecutive quarterly periods with respect to each extension period. During each extension period we shall have the right to make partial payments of interest on any interest payment date. At the end of each extension period we shall pay all interest then accrued and unpaid. No extension period may extend beyond the stated maturity of the debt securities or end on a date other than an interest payment date. As a consequence of any such deferral, distributions on the trust preferred securities by a trust will be deferred during any such extension period. Distributions to which holders of the trust preferred securities are entitled will accumulate additional distributions at the rate stated in the applicable prospectus supplement. During an extension period, interest will continue to accrue and holders of debt securities, or holders of trust preferred securities while outstanding, will be required to accrue original issue discount income for United States federal income tax purposes.

        Prior to the termination of any extension period, we may further defer the payment of interest, provided that, unless the applicable prospectus supplement states otherwise, no extension period may exceed 20 consecutive quarterly periods or extend beyond the stated maturity of the debt securities. Upon the termination of any extension period and the payment of all amounts then due, we may elect to begin a new extension period subject to the above conditions. No interest shall be due and payable during an extension period, except at its end. We must give the trustee notice of our election of an extension period at least one business day prior to the earlier of the date the distributions on the trust preferred securities would have been payable but for the election to begin such extension period and the date the property trustee is required to give notice to holders of the trust preferred securities of the record date or the date such distributions are payable, but in any event not less than one business day prior to such record date. The trustee will give notice of our election to begin a new extension period to the holders of the trust preferred securities.

Registration, Transfer and Exchange

        Unless otherwise indicated in the applicable prospectus supplement, each series of trust preferred securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under "Book-Entry System." The global trust preferred securities will be registered in the name of The Depository Trust Company, as depository, or its nominee and deposited with, or on behalf of, the depository. Except in the circumstances described under "Book-Entry System," owners of beneficial interests in a global trust preferred security will not be entitled to have trust preferred securities registered in their names, will not receive or be entitled to receive physical delivery of any trust preferred securities and will not be considered the registered holders thereof under the related trust agreement.

        Trust preferred securities of any series will be exchangeable for other trust preferred securities of the same series of any authorized denominations and of a like aggregate liquidation amount and tenor. Subject to the terms of the trust agreement and the limitations applicable to global securities, trust preferred securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed instrument of transfer—at the office of the property trustee, without service charges but upon payment of any taxes and other governmental charges as described in the trust agreement. Such transfer or exchange will be effected upon the property trustee being satisfied with the documents of title and identity of the person making the request.

        The property trustee will not be required to issue, register the transfer of, or exchange any trust preferred securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any trust preferred securities called for redemption and ending at the close of business on the day of mailing or register the transfer of, or exchange, any trust preferred securities selected for redemption except, in the case of any trust preferred security to be redeemed in part, the portion thereof not to be so redeemed.

Payment and Paying Agents

        Distributions and other payments on trust preferred securities issued in the form of global securities will be paid in the manner described under "Book-Entry System."

        Unless otherwise indicated in the applicable prospectus supplement, distributions and other payments with respect to trust preferred securities that are in the form of certificated securities will be made by check mailed to the person entitled thereto at such person's address as such address appears on the securities register for the trust securities maintained by the property trustee. The paying agent initially will be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrators. If the property trustee is no longer the paying agent, the property trustee will appoint a successor, which must be a bank or trust company reasonably acceptable to the administrators, to act as paying agent. Such paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee and the administrators at which time the paying agent will return all unclaimed funds and all other funds in its possession to the property trustee.

Redemption

        Upon the repayment or redemption, in whole or in part, of the debt securities held by a trust, the proceeds shall be applied by the property trustee to redeem a Like Amount, as defined below, of the trust securities issued by that trust, upon not less than 30 nor more than 60 days' notice, unless otherwise indicated in a prospectus supplement, at a redemption price equal to the aggregate liquidation amount of the trust securities plus accumulated but unpaid distributions to but excluding the redemption date and the related amount of the premium, if any, paid by us upon the concurrent redemption of the debt securities. If less than all the debt securities held by a trust are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption shall be allocated to the redemption proportionately of the trust preferred securities and the trust common securities issued by that trust based on the relative liquidation amounts of the classes. The amount of premium, if any, paid by us upon the redemption of all or any part of the debt securities held by a trust to be repaid or redeemed on a redemption date shall be allocated to the redemption proportionately of the trust preferred securities and the trust common securities issued by that trust.

        Unless the applicable prospectus supplement states otherwise, we will have the right to redeem the debt securities held by a trust:

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  on or after the date fixed for redemption as stated in the applicable prospectus supplement, in whole at any time or in part from time to time; or

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  prior to the date fixed for redemption as stated in the applicable prospectus supplement, in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event or an Investment Company Event, each as defined below.

        "Like Amount" means:

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  with respect to a redemption of trust securities, trust securities having a liquidation amount equal to that portion of the principal amount of debt securities to be contemporaneously redeemed in accordance with the applicable indenture, allocated to the trust common securities and to the trust preferred securities based upon the relative liquidation amounts of the classes; and

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  with respect to a distribution of debt securities to holders of trust securities in connection with a dissolution or liquidation of a trust, debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom the debt securities are distributed.

        "Tax Event" means the receipt by a trust of an opinion of counsel to us experienced in relevant matters to the effect that, as a result of any amendment to, or change—including any announced prospective change—in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority of or in the United States, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying these laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance by a trust of trust preferred securities, including, without limitation, any of the foregoing arising with respect to, or resulting from, any proposal, proceeding or other action commencing on or before the date of issuance, there is more than an insubstantial risk that:

  •
  the trust is, or will be within 90 days of the delivery of the opinion, subject to United States federal income tax with respect to income received or accrued on the debt securities we have issued to that trust;

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  interest payable by us on the debt securities is not, or within 90 days of the delivery of the opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

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  the trust is, or will be within 90 days of the delivery of the opinion, subject to more than an insubstantial amount of other taxes, duties or other governmental charges.

        "Investment Company Event" means the receipt by a trust of an opinion of counsel to us experienced in these matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change—including any announced prospective change—in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance by that trust of trust preferred securities.

        If and for so long as a trust is the holder of all the debt securities issued by us to that trust, we will pay, with respect to the debt securities, such additional amounts as may be necessary in order that the amount of distributions then due and payable by a trust on the outstanding trust preferred securities and trust common securities of a trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which that trust has become subject, including as a result of a Tax Event.

Redemption Procedures

        Trust preferred securities of a trust redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the debt securities held by that trust. Redemptions of trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that a trust has funds on hand available for the payment of the redemption price. See also "—Subordination of Trust Common Securities."

        If a trust gives a notice of redemption in respect of any trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, in the case of trust preferred securities held in book-entry form, the property trustee will deposit irrevocably with the depository funds sufficient to pay the applicable redemption price and will give the depository irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities. With respect to trust preferred securities not held in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption shall be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of the deposit all rights of the holders of the trust preferred securities so called for redemption will cease, except the right of the holders of the trust preferred securities to receive the redemption price, and any distribution payable in respect of the trust preferred securities, but without interest on the redemption price, and the trust preferred securities will cease to be outstanding. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by a trust or by us pursuant to the guarantee as described under "Description of Guarantees," distributions on the trust preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by a trust for the trust preferred securities it issues to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

        If less than all the trust preferred securities and trust common securities are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and trust common securities to be redeemed shall be allocated proportionately to the trust preferred securities and the trust common securities based upon the relative liquidation amounts of the classes. The particular trust preferred securities to be redeemed shall be selected on a proportionate basis not more than 60 days prior to the redemption date by the property trustee from the outstanding trust preferred securities not previously called for redemption, or if the trust preferred securities are then held in the form of a global trust preferred security, in accordance with the depository's customary procedures. The property trustee shall promptly notify the securities registrar for the trust securities in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the trust agreements, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of trust preferred securities to be redeemed at its address appearing on the securities register for the trust securities. Unless we default in payment of the redemption price on the related debt securities, on and after the redemption date interest will cease to accrue on the debt securities or portions of them called for redemption.

Subordination of Trust Common Securities

        If on any distribution date or redemption date a payment event of default with respect to the underlying debt securities has occurred and is continuing, no payment on or in respect of the related trust common securities shall be made unless all amounts due in respect of the related trust preferred securities (including the liquidation amount or redemption price, if applicable) shall have been paid or payment provided for. All funds immediately available to the respective property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust preferred securities then due and payable.

        In the case of any event of default, as defined below, resulting from an event of default with respect to the underlying debt securities, the holders of trust common securities will be deemed to have waived any right to act with respect to any event of default under the related trust agreement until the effects of all events of default with respect to the related trust preferred securities have been cured, waived or otherwise eliminated. See "—Events of Default" and "Description of Debt Securities—Events of Default." Until all events of default under the related trust agreement with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on behalf of the holders of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

        In the event of any liquidation of a trust, the applicable prospectus supplement will state the amount payable on the trust preferred securities issued by that trust as a dollar amount per trust preferred security plus accumulated and unpaid distributions to the date of payment, subject to certain exceptions, which may be in the form of a distribution of the amount in debt securities held by that trust.

        The holders of all the outstanding trust common securities of a trust have the right at any time to dissolve the trust and, after satisfaction of liabilities to creditors of the trust as provided by applicable law, cause the debt securities held by that trust to be distributed in liquidation of the trust to the holders of the trust preferred securities and trust common securities issued by the trust.

        Pursuant to the related trust agreement, unless the applicable prospectus supplement states otherwise, a trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of:

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  events of bankruptcy, dissolution or liquidation involving us or the holder of the trust common securities, as specified in the trust agreement;

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  the giving by the holder of the trust common securities issued by the trust of written direction to the property trustee to dissolve the trust and to distribute the debt securities to holders of trust preferred securities in exchange for trust preferred securities, which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holder of the trust common securities;

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  the redemption of all the trust preferred securities issued by the trust in connection with the repayment or redemption of all the debt securities as described under "—Redemption;" and

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  the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

        If dissolution of a trust occurs as described in the first, second or fourth bullet point above, the trust will be liquidated by the property trustee as expeditiously as the property trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities issued by the trust a Like Amount of the related debt securities. If such distribution is not practical, or, if a dissolution of a trust occurs as described in the third bullet point above, the holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to, in the case of holders of the trust preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions to the date of payment. In this prospectus we refer to this amount as the "liquidation distribution." If the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on its trust preferred securities shall be paid on a proportionate basis. The holders of the trust common securities issued by the trust will be entitled to receive distributions upon any liquidation proportionately with the holders of the trust preferred securities, except that if a payment event of default has occurred and is continuing on the related debt securities, the trust preferred securities shall have a priority over the trust common securities. See "—Subordination of Trust Common Securities."

        After the liquidation date is fixed for any distribution of debt securities we have issued to a trust,

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  the trust preferred securities issued by that trust will no longer be deemed to be outstanding,

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  the depository or its nominee, as the registered holder of the trust preferred securities, will receive a registered global certificate or certificates representing the debt securities to be delivered upon the distribution with respect to the trust preferred securities held by the depository or its nominee, and

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  any certificates representing the trust preferred securities not held by the depository or its nominee will be deemed to represent the debt securities having a principal amount equal to the stated liquidation amount of the trust preferred securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the trust preferred securities until the certificates are presented to the security registrar for the trust securities for transfer or reissuance.

        If we do not redeem the debt securities we have issued to a trust prior to the stated maturity and the trust is not liquidated and the debt securities are not distributed to holders of the trust preferred securities issued by that trust, the trust preferred securities will remain outstanding until the repayment of the debt securities and the distribution of the liquidation distribution to the holders of the trust preferred securities.

        There can be no assurance as to the market prices for trust preferred securities or the related debt securities that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the related debt securities that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities offered hereby.

Certain Covenants

        In connection with the issuance of trust preferred securities by a trust, we will agree:

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  to continue to hold, directly or indirectly, 100% of the trust common securities of any trust to which debt securities have been issued while such debt securities are outstanding, provided that certain successors that are permitted pursuant to the applicable indenture may succeed to our ownership of the trust common securities;

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  not to voluntarily dissolve, wind up or liquidate a trust to which debt securities have been issued, other than in connection with a distribution of debt securities to the holders of the trust preferred securities in liquidation of a trust or in connection with certain mergers, consolidations or amalgamations permitted by the applicable trust agreement; and

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  to use our reasonable efforts, consistent with the terms and provisions of the applicable trust agreement, to cause each trust to which debt securities have been issued to continue not to be taxable other than as a grantor trust for United States federal income tax purposes.

        Unless the applicable prospectus supplement states otherwise, we will also agree that we will not, directly or indirectly (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, (2) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of ours that rank equally with, or junior to, the debt securities (or, with respect to senior deferrable debt securities, make any payment of interest on senior deferrable debt securities with similar deferral provisions or make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank junior to such senior deferrable debt securities), or (3) make any guarantee payments with respect to any guarantee issued by us if such guarantee ranks equally with, or junior to, the debt securities (or, with respect to senior deferrable debt securities, make any guarantee payments with respect to any guarantee issued by us if such guarantee ranks junior to such senior deferrable debt securities), other than, in each case:

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  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan;

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  as a result of an exchange or conversion of any class or series of our capital stock, or any capital stock of a subsidiary of ours, for any class or series of our capital stock or of any class or series of our then outstanding indebtedness for any class or series of our capital stock;

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  the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

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  payments under any guarantee executed and delivered by us concurrently with the issuance of any trust preferred securities;

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  any declaration of a dividend in the form of capital stock in connection with any shareholders' rights plan, or the issuance of rights to capital stock under any shareholders' rights plan, or the redemption or repurchase of rights pursuant to any such plan; or

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  any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to the stock, if at such time

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  we have actual knowledge of any event that (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the applicable indenture, and (b) we have not taken reasonable steps to cure the same;

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  we are in default with respect to our payment of any obligations under any guarantee executed and delivered by us concurrently with the issuance of any trust preferred securities; or

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  an extension period is continuing.

        We will also agree that, if and for so long as a trust is the holder of all debt securities issued by us in connection with the issuance of trust preferred securities by that trust and that trust is required to pay any additional taxes, duties or other governmental charges, including in connection with a Tax Event, we will pay as additional sums on the debt securities the amounts that may be required so that the distributions payable by that trust will not be reduced as a result of any additional taxes, duties or other governmental charges.

Events of Default

        Any one of the following events constitutes an event of default with respect to the trust preferred securities issued by a trust under the related trust agreement:

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  default by the trust in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

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  default by the trust in the payment of any redemption price of any trust security issued by that trust when it becomes due and payable;

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  default in the performance, or breach, in any material respect, of any covenant or warranty of the property trustee and the Delaware trustee in the trust agreement, other than as described above, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to the appropriate trustees and to us by the holders of at least 33% in aggregate liquidation amount of the outstanding trust preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the trust agreement;

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  the occurrence of an event of default under the applicable indenture relating to the debt securities held by a trust (see "Description of Debt Securities—Events of Default");

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  the occurrence of events of bankruptcy or insolvency with respect to the property trustee or all or substantially all of its property if a successor property trustee has not been appointed within 90 days of the occurrence; or

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  the occurrence of events of bankruptcy or insolvency with respect to the trust specified in the related trust agreement including, without limitation, the filing of a petition under any applicable bankruptcy, insolvency, reorganization or other similar law, being adjudged a bankrupt, the consent to the institution of bankruptcy or insolvency proceedings against it, an assignment for the benefit of creditors or the taking of other corporate actions in furtherance of the foregoing.

        Within five business days after the occurrence of certain events of default actually known to the respective property trustee, the property trustee will transmit notice of the event of default to the respective holders of trust securities and the respective administrators, unless the event of default has been cured or waived. Within five business days after the receipt of notice that we intend to exercise our right under the applicable indenture to defer the payment of interest on the related debt securities, the property trustee must notify the holders and the administrators that we intend to defer these interest payments, unless we have revoked our determination to do so.

        The applicable trust agreement includes provisions as to the duties of the property trustee in case an event of default occurs and is continuing. Consistent with these provisions, the property trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the property trustee reasonable indemnity. Subject to these provisions for indemnification, the holders of a majority in liquidation amount of the related outstanding trust preferred securities may direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or exercising any trust or power conferred on the property trustee, with respect to the related trust preferred securities.

        The holders of at least a majority in aggregate liquidation amount of the outstanding trust preferred securities issued by a trust may waive any past default under the applicable trust agreement except:

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  a default in the payment of any distribution when it becomes due and payable or any redemption price;

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  a default with respect to certain covenants and provisions of the applicable trust agreement that cannot be modified or amended without consent of the holder of each outstanding trust preferred security issued by that trust; and

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  a default under the applicable indenture that the holders of a majority in liquidation amount of the trust preferred securities would not be entitled to waive under the applicable trust agreement.

        If an event of default under the applicable indenture has occurred and is continuing as a result of any failure by us to pay any amounts when due in respect of the related debt securities issued by us to a trust, the related trust preferred securities will have a preference over the related trust common securities with respect to payments of any amounts in respect of the trust preferred securities as described above. See "—Subordination of Trust Common Securities," "—Liquidation Distribution Upon Dissolution" and "Description of Debt Securities—Events of Default."

        We must furnish annually to each property trustee a statement by an appropriate officer as to that officer's knowledge of our compliance with all conditions and covenants under the respective trust agreement. Also, the administrators for each trust must file, on behalf of the respective trust, a statement as to our compliance with all conditions and covenants under the respective trust agreement.

Voting Rights; Amendment of Trust Agreement

        Except as provided below and under "—Resignation, Removal of Property Trustee and Delaware Trustee; Appointment of Successors" and "Description of Guarantees—Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, the holders of the trust preferred securities issued by a trust will have no voting rights.

        The trust agreement applicable to a trust may be amended from time to time by the holders of a majority in liquidation amount of its trust common securities and the respective property trustee, without the consent of the holders of the trust preferred securities issued by the trust:

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  to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such trust agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of trust securities;

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  to facilitate the tendering, remarketing and settlement of the trust preferred securities, as contemplated in the trust agreement;

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  to modify, eliminate or add to any provisions of the trust agreement to the extent as may be necessary to ensure that a trust will not be taxable other than as a grantor trust for United States federal income tax purposes at any time that any trust securities are outstanding or to ensure that a trust will not be required to register as an "investment company" under the Investment Company Act of 1940; or

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  to reflect the appointment of a successor trustee.

        The trust agreement applicable to a trust may be amended by the holders of a majority in aggregate liquidation amount of the trust common securities and the property trustee with the consent of holders representing not less than a majority in aggregate liquidation amount of the outstanding trust preferred securities and receipt by the property trustee and the Delaware trustee of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust's not being taxable other than as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act of 1940.

        Without the consent of each holder of trust preferred securities affected by the amendment or related exercise of power, the trust agreement applicable to a trust may not be amended to change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date or restrict the right of a holder of trust securities to institute suit for the enforcement of any payment due.

        So long as any debt securities are held by a trust, the respective property trustee will not:

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  direct the time, method and place of conducting any proceeding for any remedy available to the trustee for the debt securities under the related indenture, or execute any trust or power conferred on the property trustee with respect to the related debt securities;

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  waive any past default that is waivable under the applicable indenture;

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  exercise any right to rescind or annul a declaration that the debt securities shall be due and payable; or

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  consent to any amendment, modification or termination of the applicable indenture or the related debt securities, where consent shall be required;

without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate liquidation amount of the trust preferred securities issued by such trust, except that, if a consent under the applicable indenture would require the consent of each holder of debt securities affected by the consent, no consent will be given by the property trustee without the prior written consent of each holder of the trust preferred securities issued by such trust.

        A property trustee may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities issued by its respective trust except by subsequent vote of the holders of such trust preferred securities. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the related debt securities. In addition, before taking any of the foregoing actions, the property trustee will obtain an opinion of counsel experienced in relevant matters to the effect that the trust will not be taxable other than as a grantor trust for United States federal income tax purposes on account of the action.

        Any required approval of holders of trust preferred securities issued by a trust may be given at a meeting of holders of those trust preferred securities convened for the purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each registered holder of trust preferred securities in the manner set forth in the applicable trust agreement.

        No vote or consent of the holders of trust preferred securities issued by a trust will be required to redeem and cancel those trust preferred securities in accordance with the applicable trust agreement. See above under "—Redemption."

        Notwithstanding that holders of trust preferred securities issued by a trust are entitled to vote or consent under any of the circumstances described above, any of those trust preferred securities that are owned by us, the respective property trustee or Delaware trustee, or any affiliate of us or either trustee, will, for purposes of the vote or consent, be treated as if they were not outstanding.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

        If an event of default has occurred and is continuing under the applicable indenture, and the trustee for the related debt securities and the holders of those debt securities have failed to declare the principal due and payable, the holders of at least 33% in aggregate liquidation amount of the related outstanding trust preferred securities shall have this right.

        If an event of default has occurred and is continuing under a trust agreement and the event is attributable to our failure to pay any amounts payable in respect of debt securities on the date the amounts are otherwise payable, a registered holder of trust preferred securities may institute a direct action against us for enforcement of payment to the holder of an amount equal to the amount payable in respect of debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by the holder, which we refer to in this discussion as a "Direct Action." We will have the right under the applicable indenture to set-off any payment made to the holders of trust preferred securities by us in connection with a Direct Action.

        We may not amend the applicable indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the trust preferred securities. Furthermore, so long as any of the trust preferred securities are outstanding

  •
  no modification of the applicable indenture may be made that adversely affects the holders of the trust preferred securities in any material respect,

  •
  no termination of the applicable indenture may occur, and

  •
  no waiver of any event of default or compliance with any covenant under the applicable indenture may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding trust preferred securities unless and until the principal of, accrued and unpaid interest on and premium, if any, on the related debt securities have been paid in full and certain other conditions are satisfied.

        With certain exceptions, the holders of the trust preferred securities would not be able to exercise directly any remedies available to the holders of the debt securities except under the circumstances described in this section.

Resignation, Removal of Property Trustee and Delaware Trustee; Appointment of Successors

        The property trustee or the Delaware trustee of a trust may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in liquidation amount of that trust's outstanding trust preferred securities delivered to the trustee to be removed and to us. No resignation or removal of either of the trustees and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the trust agreement. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a trustee appointed by an action of the holders, if we have delivered to either the property trustee or the Delaware trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the trust agreement, the property trustee or the Delaware trustee, as the case may be, will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the trust agreement.

Mergers, Consolidations, Amalgamations or Replacements of a Trust

        A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below or as otherwise set forth in the applicable trust agreement. A trust may, at the request of the holders of its trust common securities and with the consent of the holders of at least a majority in aggregate liquidation amount of its outstanding trust preferred securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state, so long as:

  •
  the successor entity either expressly assumes all the obligations of the trust with respect to its trust preferred securities or substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, which we refer to in this prospectus as the successor securities, so long as the successor securities have the same priority as the trust preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

  •
  a trustee of the successor entity, possessing the same powers and duties as the property trustee, is appointed to hold the related debt securities;

  •
  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

  •
  the trust preferred securities or any successor securities are listed or quoted, or any successor securities will be listed or quoted upon notification of issuance, on any national securities exchange or with another organization on which the trust preferred securities are then listed or quoted;

  •
  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

  •
  the successor entity has a purpose substantially identical to that of the trust;

  •
  prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from independent counsel experienced in relevant matters to the effect that such transaction does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect and following such transaction, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

  •
  we or any permitted successor or assignee owns all the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the applicable guarantee.

        Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in aggregate liquidation amount of its trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be taxable other than as a grantor trust for United States federal income tax purposes.

Expenses and Taxes

        In each of the trust agreements, we have agreed to pay:

  •
  all debts and other obligations, other than with respect to the trust preferred securities issued by a trust, and all costs and expenses of the trust, including the costs and expenses relating to the organization of a trust, the fees and expenses of the property trustee and the Delaware trustee and the costs and expenses relating to the operation of the trust; and

  •
  any and all taxes and all costs and expenses with respect to them, other than withholding taxes, to which the trust might become subject.

Information Concerning the Property Trustees

        Each property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only the duties as are specifically set forth in the applicable trust agreement and, after an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, each property trustee is under no obligation to exercise any of the powers vested in it by the trust agreements at the request of any holder of trust preferred securities issued by the respective trust unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising these powers.

Miscellaneous

        The administrators and the property trustee relating to each trust are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940 or taxable other than as a grantor trust for United States federal income tax purposes and so that the debt securities held by that trust will be treated as indebtedness of ours for United States federal income tax purposes. In this regard, the administrators, each property trustee and the holders of trust common securities issued by the respective trust are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the applicable trust agreement, that the administrators, the property trustee and the holders of trust common securities determine in their discretion to be necessary or desirable for these purposes, as long as this action does not materially adversely affect the interests of the holders of the trust preferred securities.

        Holders of the trust preferred securities have no preemptive or similar rights.

        A trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

        The trust agreement and the trust preferred securities of each trust will be governed by Delaware law.

DESCRIPTION OF GUARANTEES

        Each guarantee will be executed and delivered by us concurrently with the issuance of trust preferred securities by a trust for the benefit of the holders from time to time of the trust preferred securities. We will appoint a guarantee trustee under each guarantee. Each guarantee trustee will hold the respective guarantee for the benefit of the holders of the trust preferred securities issued by the related trust. Each guarantee will be qualified as an indenture under the Trust Indenture Act of 1939. We have summarized below certain provisions of the guarantees. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the guarantee, including the definitions in the guarantee of certain terms. The form of guarantee agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

General

        We will fully and unconditionally agree, to the extent described herein, to pay the guarantee payments, as defined below, to the holders of the trust preferred securities issued by each trust, as and when due, regardless of any defense, right of set-off or counterclaim that a trust may have or assert other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid or made by or on behalf of the respective trust, which payments we refer to in this discussion as the "guarantee payments," will be subject to the respective guarantee:

  •
  any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand available for payment of these distributions at this time;

  •
  the redemption price with respect to any trust preferred securities called for redemption, to the extent that the trust has funds on hand available for payment of the redemption price at this time; and

  •
  upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, unless the related debt securities are distributed to holders of the trust preferred securities, the lesser of:

  (1)
  the aggregate of the liquidation amount and all accumulated and unpaid distributions to the date of payment, to the extent that the trust has funds on hand available for these payments at this time; and

  (2)
  the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities on liquidation of the trust.

        Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the trust to pay these amounts to the holders.

        Each guarantee will be an irrevocable guarantee of the obligations of the respective trust under its trust preferred securities, but will apply only to the extent that the trust has funds sufficient to make these payments, and is not a guarantee of collection.

        If we do not make payments on the debt securities held by a trust, the trust will not be able to pay any amounts payable in respect of its trust preferred securities and will not have funds legally available for these payments. The applicable prospectus supplement will describe the ranking of the guarantee. See "—Status of the Guarantees." The guarantees do not limit our incurrence or issuance of other secured or unsecured debt, including Senior Indebtedness, whether under the applicable indenture, any other indenture that we may enter into in the future or otherwise.

        We have, through the guarantees, the trust agreements (including our agreement to pay the expenses of the trust contained in the related trust agreement), the applicable debt securities and the related indenture, taken together, fully, irrevocably and unconditionally guaranteed all of each trust's obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each trust's obligations in respect of its trust preferred securities. See "Relationship Among Trust Preferred Securities, Debt Securities and Guarantees."

Status of the Guarantees

        Each guarantee will constitute an unsecured obligation of ours. The applicable prospectus supplement will describe the ranking of each guarantee.

        Each guarantee will constitute a guarantee of payment and not of collection; specifically, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. Each guarantee will be held by the respective guarantee trustee for the benefit of the holders of the related trust preferred securities. A guarantee will not be discharged except by payment of the applicable guarantee payments in full to the extent not paid or distributed by the respective trust.

Amendments and Assignment

        Except with respect to any changes that do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no vote will be required, a guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the related trust preferred securities. The manner of obtaining this type of approval will be as set forth under "Description of Trust Preferred Securities—Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in each guarantee shall bind the successors, assigns, receivers, trustees and representatives of ours and shall inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

        An event of default under a guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee, or to perform any other obligation if such default remains unremedied for 30 days.

        The holders of not less than a majority in aggregate liquidation amount of the related trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any registered holder of trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the related trust, the guarantee trustee or any other person or entity.

        We, as guarantor, are required to file annually with each guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under each guarantee.

Consolidation, Merger, Sale of Assets and Other Transactions

        Each guarantee provides that we will not consolidate with or merge into any other corporation or sell or otherwise dispose of our properties as or substantially as an entirety to any person, unless the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and such successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition expressly assumes our obligations under the guarantee.

Information Concerning the Guarantee Trustee

        Each guarantee trustee, other than during the occurrence and continuance of a default by us in performance of the related guarantee, undertakes to perform only such duties as are specifically set forth in the applicable guarantee agreement. After a default with respect to the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee agreement at the request of any holder of the trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might thereby incur.

Termination of the Guarantees

        Each guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the related trust preferred securities, upon full payment of the amounts payable with respect to the trust preferred securities upon liquidation of the respective trust and upon distribution of the related debt securities to the holders of the trust preferred securities. Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under the related trust preferred securities or the related guarantee.

Governing Law

        Each guarantee will be governed by New York law.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES,
DEBT SECURITIES AND GUARANTEES

Full and Unconditional Guarantee

        Payments of distributions and other amounts due on the trust preferred securities issued by a trust, to the extent the trust has funds available for the payment, are irrevocably guaranteed by us as and to the extent set forth under "Description of Guarantees." Taken together, our obligations under the related debt securities, the applicable indenture, the related trust agreement (including our agreement to pay the expenses of the trust, except payments in respect of the trust securities, contained in the trust agreement) and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities issued by a trust. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each trust's obligations in respect of the related trust preferred securities. If and to the extent that we do not make payments on the debt securities issued to a trust, the trust will not have sufficient funds to pay distributions or other amounts due on its trust preferred securities. A guarantee does not cover payment of amounts payable with respect to the trust preferred securities issued by a trust when the trust does not have sufficient funds to pay these amounts. In this event, the remedy of a holder of the trust preferred securities is to institute a legal proceeding directly against us for enforcement of payment of our obligations under debt securities having a principal amount equal to the liquidation amount of the trust preferred securities held by the holder.

Sufficiency of Payments

        As long as payments are made when due on the debt securities issued to a trust, these payments will be sufficient to cover distributions and other payments distributable on the trust preferred securities issued by that trust, primarily because:

  •
  the aggregate principal amount of the debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and trust common securities;

  •
  the interest rate and interest and other payment dates on the debt securities will match the distribution rate, distribution dates and other payment dates for the trust preferred securities;

  •
  we will pay for any and all costs, expenses and liabilities of the trust except the trust's obligations to holders of the related trust securities; and

  •
  the applicable trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

        Notwithstanding anything to the contrary in the applicable indenture, we have the right to set-off any payment we are otherwise required to make under that indenture against and to the extent we have previously made, or are concurrently on the date of the payment making, a payment under a guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

        Under the circumstances set forth under "Description of Trust Preferred Securities—Enforcement of Certain Rights by Holders of Trust Preferred Securities," holders of trust preferred securities may bring a Direct Action against us.

        A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the related guarantee trustee, the related trust or any other person or entity. See "Description of Guarantees."

Limited Purpose of Trust

        The trust preferred securities issued by a trust represent preferred undivided beneficial interests in the assets of the trust, and the trust exists for the sole purpose of issuing its trust preferred securities and trust common securities and investing the proceeds of these trust securities in debt securities. A principal difference between the rights of a holder of a trust preferred security and a holder of a debt security is that a holder of a debt security is entitled to receive from us payments on debt securities held, while a holder of trust preferred securities is entitled to receive distributions or other amounts distributable with respect to the trust preferred securities from a trust, or from us under a guarantee, only if and to the extent the trust has funds available for the payment of the distributions.

Rights Upon Dissolution

        Upon any voluntary or involuntary dissolution of a trust, other than any dissolution involving the distribution of the related debt securities, after satisfaction of liabilities to creditors of the trust as required by applicable law, the holders of the trust preferred securities issued by the trust will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Trust Preferred Securities—Liquidation Distribution Upon Dissolution." Since we are the guarantor under each of the guarantees and have agreed to pay for all costs, expenses and liabilities of each trust, other than each trust's obligations to the holders of the respective trust securities, the positions of a holder of trust preferred securities and a holder of debt securities relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

DESCRIPTION OF COMMON STOCK

General

        The following descriptions of our common stock and the relevant provisions of our restated articles of incorporation and by-laws are summaries and are qualified by reference to our restated articles of incorporation and by-laws which have been previously filed with the SEC and are exhibits to the registration statement of which this prospectus is a part, as well as the applicable Missouri General and Business Corporation Law.

        Under our restated articles of incorporation, we are authorized to issue 400 million shares of common stock, $.01 par value per share, and 100 million shares of preferred stock, $.01 par value per share. At April 5, 2004, 182,527,535 shares of common stock and no shares of preferred stock were outstanding. In March 2002, we issued equity security units pursuant to which we may issue between 7,402,320 and 8,734,020 additional shares of common stock on or before May 15, 2005 in settlement of the purchase contracts comprising a portion of the units.

Dividend Rights and Limitations

        The holders of our common stock are entitled to receive such dividends as our board of directors may from time to time declare, subject to any rights of the holders of our preferred stock, if any is issued. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

Voting Rights

        Except as otherwise provided by law and subject to the voting rights of holders of our preferred stock, the holders of our common stock have the exclusive right to vote for the election of directors and for all other purposes. Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote at a meeting of shareholders, including the election of directors, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares voting for the election of directors will not be able to elect any directors. The common stock shall vote together as a single class. The holders of our common stock are not entitled to cumulate votes for the election of directors. At annual and special meetings of shareholders, a majority of the outstanding shares of common stock constitutes a quorum.

Liquidation Rights

        In the event of any liquidation, dissolution or winding up of our affairs, voluntarily or involuntarily, the holders of our common stock will be entitled to receive the remainder, if any, of our assets after the payment of all our debts and liabilities and after the payment in full of any preferential amounts to which holders of any preferred stock may be entitled.

Miscellaneous

        The outstanding shares of common stock are, and the shares of common stock sold hereunder will be, upon payment for them, fully paid and nonassessable. The holders of our common stock are not entitled to any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any redemption provisions or conversion rights.

Transfer Agent and Registrar

        Ameren Services Company acts as transfer agent and registrar for the common stock.

Shareholder Rights Plan

        On October 9, 1998, our board of directors adopted a shareholder rights plan and declared a dividend of one preferred share purchase right for each outstanding share of our common stock. The plan is designed to assure shareholders of fair and equal treatment in the event of a proposed takeover. Each right entitles the registered holder to purchase from us one one-hundredth of a share of Series A junior participating preferred stock, par value $.01 per share, at an exercise price of $180 per one one-hundredth of a share of such preferred stock, subject to adjustment. The rights will become exercisable only if a person or group acquires 15% or more of our common stock or announces a tender offer, the consummation of which would result in ownership by a person or group of 15% or more of our common stock. If a person or group acquires 15% or more of our outstanding common stock, each right will entitle its holder (other than such person or members of such group) to purchase, at the right's then-current exercise price, a number of shares of our common stock having a market value of twice such price. In addition, if we are acquired in a merger or other business combination transaction after a person or group has acquired 15% or more of our outstanding common stock, each right will entitle its holder to purchase, at the right's then-current exercise price, a number of shares of the acquiring company's common stock having a market value of twice such price. The acquiring person or group will not be entitled to exercise these rights.

        The SEC approved the plan under the Public Utility Holding Company Act of 1935 in December 1998. The rights were issued as a dividend payable January 8, 1999, to shareholders of record on that date. The rights will expire on October 9, 2008. One right will accompany each new share of our common stock issued prior to such expiration date. The rights do not have voting or dividend rights, and until they become exercisable, have no dilutive effect on our per-share earnings.

        We have 4 million shares of preferred stock initially reserved for issuance upon exercise of the rights. There is no junior participating preferred stock issued or outstanding as of the date of this prospectus.

        The description and terms of the rights are set forth in an agreement between us and EquiServe Trust Company, N.A. (successor to First Chicago Trust Company of New York), as rights agent. The proceeding summary of the rights and the shareholder rights plan is qualified in its entirety by reference to the rights agreement and the description thereof each contained in our registration statement on Form 8-A dated November 23, 1998, which is incorporated by reference into this prospectus.

Certain Anti-Takeover Matters

        Our restated articles of incorporation and by-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect include:

  •
  authorization for our board of directors (subject to any required regulatory approval) to issue our preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

  •
  advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by our board of directors;

  •
  the prohibition of shareholder action by less than unanimous written consent without a meeting; and

  •
  provisions specifying that only the chief executive officer or the board of directors (by a majority vote of the entire board of directors) may call special meetings of shareholders, and that the chairman of the meeting may adjourn a meeting of shareholders from time to time, whether or not a quorum is present.

        In addition, the Missouri General and Business Corporation Law, or the MGBCL, contains certain provisions, including business combination provisions that would be applicable to certain mergers, share exchanges or sales of substantially all assets involving us or a subsidiary and a significant shareholder and which could have the effect of substantially increasing the cost to the acquiror and thus discouraging any such transaction. The MGBCL permits shareholders to adopt an amendment to the articles of incorporation opting out of the business combination provisions, and our restated articles of incorporation opt out of such provisions.

        Under the Illinois Public Utilities Act, approval of the Illinois Commerce Commission is required for any transaction which, regardless of the means by which it is accomplished, results in a change in the ownership of a majority of the voting capital stock of an Illinois public utility or the ownership or control of any entity which owns or controls a majority of the voting capital stock of a public utility. Because we control a majority of the voting stock of AmerenCIPS, AmerenUE and AmerenCILCO, each public utilities subject to Illinois utility regulation, any change in our ownership or control, within the meaning of the Illinois Public Utilities Act, would require Illinois Commerce Commission approval. Certain acquisitions by any person of our outstanding voting shares would also require approval of the SEC under the Public Utility Holding Company Act of 1935.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and beneficial interests in:

  •
  senior debt securities or subordinated debt securities,

  •
  debt obligations of third parties, including U.S. treasury securities, or

  •
  trust preferred securities issued by trusts, all of whose common securities are owned by us or by one of our subsidiaries,

securing the holders' obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including, if applicable, collateral or depositary arrangements.

BOOK-ENTRY SYSTEM

        Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities (other than debt securities issued to a trust) and trust preferred securities will initially be issued in the form of one or more global securities, in registered form, without coupons. The global security will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company, New York, New York, or DTC.

        So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes under the applicable indenture, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the applicable indenture. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

        Global securities may be exchanged in whole for certificated securities only if:

  •
  the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and, in either case, we thereupon fail to appoint a successor depository within 90 days:

  •
  we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated securities; or

  •
  there shall have occurred and be continuing an event of default with respect to the applicable securities of any series.

In any such case, we have agreed to notify the applicable trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such securities.

        The following is based solely on information furnished by DTC:

        DTC will act as depository for the global securities. The global securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully-registered global security certificates will be issued for each issue of the global securities, each in the aggregate principal amount of such issue and will be deposited with DTC.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing agency" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

        Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of global securities under the DTC system must be made by or through direct participants, who will receive a credit for such purchases of global securities on DTC's records. The ownership interest of each actual purchaser of each global security, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

        To facilitate subsequent transfers, all global securities deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of global securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC's records reflect only the identity of the direct participants to whose accounts such global securities are credited which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        If the global securities are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the global securities are being redeemed, Cede & Co.'s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. will consent or vote with respect to the global securities. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants whose accounts the global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

        Principal, interest and premium payments, if any, on the global securities will be made to DTC in immediately available funds. DTC's practice is to credit direct participants' accounts on the date on which interest is payable in accordance with the respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the trustee for such securities, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and premium, if any, on any of the aforementioned securities represented by global securities to DTC is the responsibility of the appropriate trustee and us. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of the participants.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

        The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

        None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PLAN OF DISTRIBUTION

        We may sell the securities:

  •
  through underwriters or dealers;

  •
  directly;

  •
  through agents; or

  •
  through any combination of the above.

        The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in an offering, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities being offered if any are purchased.

        We may sell the securities directly or through agents we designate from time to time. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        We may sell the securities in sales deemed to be an "at the market" offering as defined in Rule 415 under the Securities Act. We may engage any of Banc of America Securities LLC, Banc One Capital Markets, Inc., Barclays Capital Inc., BNY Capital Markets, Inc., Citigroup Global Markets Inc., Credit Suisse First Boston LLC, A.G. Edwards & Sons, Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. or Wachovia Capital Markets, LLC to act as underwriter with respect to an at the market offering. Any other underwriters that we may engage for an at-the-market offering would be named in a post-effective amendment to the registration statement of which this prospectus is a part.

        Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the "remarketing firms," acting as principals for their own accounts or as our agent or the applicable trust's agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the applicable trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

        Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the particular offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions.

        Any underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Agents, dealers and underwriters may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of these liabilities. Agents, dealers and underwriters may engage in transactions with or perform services for us in the ordinary course of business.

        Unless otherwise specified in a prospectus supplement, except for our common stock, which is listed on the New York Stock Exchange, the securities will not be listed on a national securities exchange or the Nasdaq Stock Market. No assurance can be given that any broker-dealer will make a market in any series of the securities, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the securities. The prospectus supplement will state, if known, whether or not any broker-dealer intends to make a market in the securities. If no such determination has been made, the prospectus supplement will so state.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

LEGAL MATTERS

        Steven R. Sullivan, Esq., our Senior Vice President Governmental/Regulatory Policy, General Counsel and Secretary, and Thelen Reid & Priest LLP, New York, New York, will pass upon the validity of the offered securities (except the trust preferred securities) for us and Richards, Layton & Finger, P.A., as special Delaware counsel for Ameren Capital Trust I, Ameren Capital Trust II and us, will pass upon the validity of the trust preferred securities for each trust and us. As of December 31, 2003, Mr. Sullivan owned 502 shares of Ameren's common stock. In addition, as of that date, Mr. Sullivan had been granted options to purchase 30,100 shares of Ameren's common stock, of which options to purchase 20,375 shares were fully vested, and he owned 7,921 restricted shares of Ameren's common stock, none of which were fully unrestricted. Pillsbury Winthrop LLP, New York, New York, will pass upon the validity of the offered securities for any underwriters, dealers, purchasers or agents. Pillsbury Winthrop LLP represents us from time to time in connection with various matters.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$253,068	*
Printing expenses	$200,000
Fees of trustees	$75,000
Fees of rating agencies	$540,000
Fees of accountants	$115,000
Fees of attorneys	$500,000
Blue sky fees	$5,000
Miscellaneous expenses	$191,932

Total	$1,880,000

*
Actual expenses; all other expenses are estimates.

Item 15.    Indemnification of Directors and Officers

        Article IV of the By-laws of Ameren Corporation (the "Company"), consistent with the applicable provisions of the Missouri General and Business Corporation Law (the "MGBCL"), provides for indemnification of directors and officers. These provisions provide that any person shall be indemnified for expenses and liabilities imposed upon such person in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        In a proceeding brought by or in the right of the Company, indemnification shall be made with respect to any claim as to which an officer or director has been adjudged to have been liable to the Company if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        The By-laws, consistent with the applicable provisions of the MGBCL, provide that indemnification shall be made by the Company only if a determination has been made by a majority vote of a quorum of the disinterested directors or by the shareholders or by independent legal counsel, that the director or officer met the required standard of conduct. The Company has purchased insurance on behalf of its officers and directors which insures them against certain liabilities and expenses, including those under the Securities Act of 1933.

        The By-laws, consistent with the applicable provisions of the MGBCL, further provide that, in addition to the indemnities described in the preceding paragraphs, the Company will further indemnify its officers and directors to the maximum extent permitted by law, provided that no indemnity may be given for conduct that is adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct.

        The amended and restated trust agreement of each of Ameren Capital Trust I and Ameren Capital Trust II will provide for full indemnification of any trustee or any administrator (each an "indemnified person"), by the Company for amounts incurred by reason of the fact that such person is or was an indemnified person, subject to certain exceptions.

Item 16.    Exhibits

Exhibit No.	Description
**1.1	Form of Underwriting Agreement relating to the debt securities (File No. 333-81774, Exhibit 1.1).
+1.2	Form of Underwriting Agreement relating to the trust preferred securities.
**1.3	Form of Underwriting Agreement relating to the common stock (File No. 333-81774, Exhibit 1.3).
+1.4	Form of Underwriting Agreement relating to the stock purchase units.
**2.1	Stock Purchase Agreement, dated as of February 2, 2004, among the Company, Dynegy Inc., Illinova Corporation and Illinova Generating Company (February 3, 2004 Form 8-K, Exhibit 2.1).
**2.2	Amendment No. 1 to Stock Purchase Agreement, dated as of March 23, 2004, among the Company, Dynegy Inc., Illinova Corporation and Illinova Generating Company (March 24, 2004 Form 8-K, Exhibit 2.1).
**4.1	Restated Articles of Incorporation of the Company (File No. 33-64165, Annex F).
**4.2	Certificate of Amendment to the Restated Articles of Incorporation filed with the Secretary of State of the State of Missouri on December 14, 1998 (1998 Form 10-K, Exhibit 3(i)).
**4.3	By-laws of the Company as amended to February 13, 2004 (File No. 333-112823, Exhibit 4.3).
**4.4
Agreement, dated as of October 9, 1998, between the Company and EquiServe Trust Company, N.A. (as successor to First Chicago Trust Company of New York), as Rights Agent, which includes the form of Certificate of Designation of the Preferred Shares as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (October 14, 1998 Form 8-K, Exhibit 4).
**4.5	Indenture of the Company with The Bank of New York, as trustee, relating to the senior debt securities dated as of December 1, 2001 (File No. 333-81774, Exhibit 4.5).
**4.6
Company order relating to $100 million 5.70% Notes due February 1, 2007 issued under the Company's Indenture dated as of December 1, 2001 (including the forms of notes) (File No. 333-81774, Exhibit 4.7).
**4.7
Company order relating to $345 million Notes due May 15, 2007 issued under the Company's Indenture dated as of December 1, 2001 (including the forms of notes and certificate of normal unit) (File No. 333-81774, Exhibit 4.8).
*4.8	Form of company order establishing the issuance of one or more series of senior debt securities.

**4.9	Form of Indenture of the Company relating to subordinated debt securities (File No. 333-81774, Exhibit 4.9).
+4.10	Form of supplemental indenture or other instrument establishing the issuance of one or more series of subordinated debt securities (including the form of subordinated debt security).
**4.11	Form of Guarantee Agreement of the Company (File No. 333-81774, Exhibit 4.11).
**4.12	Certificate of Trust of Ameren Capital Trust I (File No. 333-89970, Exhibit 4.10).
**4.13	Trust Agreement of Ameren Capital Trust I (File No. 333-89970, Exhibit 4.11).
**4.14	Certificate of Trust of Ameren Capital Trust II (File No. 333-89970, Exhibit 4.12).
**4.15	Trust Agreement of Ameren Capital Trust II (File No. 333-89970, Exhibit 4.13).
**4.16	Form of Amended and Restated Trust Agreement (including the form of trust preferred security) (File No. 333-81774, Exhibit 4.14).
**4.17
Purchase Contract Agreement dated as of March 1, 2002 between the Company and The Bank of New York, as purchase contract agent, relating to the 13,800,000 9.75% Adjustable Conversion-Rate Equity Security Units (Equity Security Units) (File No. 333-81774, Exhibit 4.15).
**4.18
Pledge Agreement dated as of March 1, 2002 among the Company, The Bank of New York, as purchase contract agent and BNY Trust Company of Missouri, as collateral agent, custodial agent and securities intermediary, relating to the Equity Security Units (File No. 333-81774, Exhibit 4.16).
*4.19	Form of Purchase Contract Agreement.
*4.20	Form of Pledge Agreement.
*5.1	Opinion of Steven R. Sullivan, Esq., Senior Vice President Governmental/Regulatory Policy, General Counsel and Secretary of the Company, regarding the validity of the securities.
*5.2	Opinion of Thelen Reid & Priest LLP regarding the validity of the securities.
*5.3	Opinion of Richards, Layton & Finger, P.A. regarding the validity of the trust preferred securities of Ameren Capital Trust I.
*5.4	Opinion of Richards, Layton & Finger, P.A. regarding the validity of the trust preferred securities of Ameren Capital Trust II.
**12	Statement re computation of ratios of earnings to fixed charges (2003 Form 10-K, Exhibit 12.1).
*23.1	Consent of Steven R. Sullivan, Esq., Senior Vice President Governmental/Regulatory Policy, General Counsel and Secretary of the Company (included in Exhibit 5.1).
*23.2	Consent of Thelen Reid & Priest LLP (included in Exhibit 5.2).
*23.3	Consent of Richards, Layton & Finger, P.A. with respect to Ameren Capital Trust I (included in Exhibit 5.3).
*23.4	Consent of Richards, Layton & Finger, P.A. with respect to Ameren Capital Trust II (included in Exhibit 5.4).
*23.5	Consent of independent accountants.

*24.1	Powers of attorney.
**24.2	Power of attorney with respect to the depositor and trustee of Ameren Capital Trust I (included in Exhibit 4.13).
**24.3	Power of attorney with respect to the depositor and trustee of Ameren Capital Trust II (included in Exhibit 4.15).
*25.1	Form T-1 statement of eligibility of the trustee for the senior debt securities.
++25.2	Form T-1 statement of eligibility of the trustee for the subordinated debt securities.
++25.3	Form T-1 statement of eligibility of the trustee for the guarantees for the benefit of the holders of the trust preferred securities.
++25.4	Form T-1 statement of eligibility of the trustee for the trust preferred securities.
++25.5	Form T-1 statement of eligibility of the purchase contract agent for the stock purchase contracts.

Note: Reports of the Company on Forms 8-K, 10-Q and 10-K are on file with the SEC under file number 1-14756.

*
Filed herewith.

**
Incorporated by reference herein as indicated.

+
To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if applicable.

++
To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2) if applicable.

Item 17.    Undertakings

        The undersigned registrants hereby undertake:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange

Commission by the Company pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Trust Indenture Act of 1939.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2004.

AMEREN CORPORATION (REGISTRANT)
By:	/s/ GARY L. RAINWATER Gary L. Rainwater Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ GARY L. RAINWATER Gary L. Rainwater	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2004
/s/ WARNER L. BAXTER Warner L. Baxter	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 7, 2004
/s/ MARTIN J. LYONS Martin J. Lyons	Vice President and Controller (Principal Accounting Officer)	April 7, 2004
* William E. Cornelius	Director	April 7, 2004
Susan S. Elliott	Director
* Clifford L. Greenwalt	Director	April 7, 2004
* Thomas A. Hays	Director	April 7, 2004

* Richard A. Liddy		Director	April 7, 2004
* Gordon R. Lohman		Director	April 7, 2004
* Richard A. Lumpkin		Director	April 7, 2004
* John Peters MacCarthy		Director	April 7, 2004
* Paul L. Miller, Jr.		Director	April 7, 2004
/s/ CHARLES W. MUELLER Charles W. Mueller		Director	April 7, 2004
* Douglas R. Oberhelman		Director	April 7, 2004
* Harvey Saligman		Director	April 7, 2004
*By:	/s/ STEVEN R. SULLIVAN Steven R. Sullivan Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, Ameren Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2004.

AMEREN CAPITAL TRUST I (REGISTRANT)
By:	Ameren Corporation, as Depositor
By:	/s/ JERRE E. BIRDSONG Jerre E. Birdsong Vice President and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, Ameren Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 7th day of April, 2004.

AMEREN CAPITAL TRUST II (REGISTRANT)
By:	Ameren Corporation, as Depositor
By:	/s/ JERRE E. BIRDSONG Jerre E. Birdsong Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
**1.1	Form of Underwriting Agreement relating to the debt securities (File No. 333-81774, Exhibit 1.1).
+1.2	Form of Underwriting Agreement relating to the trust preferred securities.
**1.3	Form of Underwriting Agreement relating to the common stock (File No. 333-81774, Exhibit 1.3).
+1.4	Form of Underwriting Agreement relating to the stock purchase units.
**2.1	Stock Purchase Agreement, dated as of February 2, 2004, among the Company, Dynegy Inc., Illinova Corporation and Illinova Generating Company (February 3, 2004 Form 8-K, Exhibit 2.1).
**2.2	Amendment No. 1 to Stock Purchase Agreement, dated as of March 23, 2004, among the Company, Dynegy Inc., Illinova Corporation and Illinova Generating Company (March 24, 2004 Form 8-K, Exhibit 2.1).
**4.1	Restated Articles of Incorporation of the Company (File No. 33-64165, Annex F).
**4.2	Certificate of Amendment to the Restated Articles of Incorporation filed with the Secretary of State of the State of Missouri on December 14, 1998 (1998 Form 10-K, Exhibit 3(i)).
**4.3	By-laws of the Company as amended to February 13, 2004 (File No. 333-112823, Exhibit 4.3).
**4.4
Agreement, dated as of October 9, 1998, between the Company and EquiServe Trust Company, N.A. (as successor to First Chicago Trust Company of New York), as Rights Agent, which includes the form of Certificate of Designation of the Preferred Shares as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (October 14, 1998 Form 8-K, Exhibit 4).
**4.5	Indenture of the Company with The Bank of New York, as trustee, relating to the senior debt securities dated as of December 1, 2001 (File No. 333-81774, Exhibit 4.5).
**4.6
Company order relating to $100 million 5.70% Notes due February 1, 2007 issued under the Company's Indenture dated as of December 1, 2001 (including the forms of notes) (File No. 333-81774, Exhibit 4.7).
**4.7
Company order relating to $345 million Notes due May 15, 2007 issued under the Company's Indenture dated as of December 1, 2001 (including the forms of notes and certificate of normal unit) (File No. 333-81774, Exhibit 4.8).
*4.8	Form of company order establishing the issuance of one or more series of senior debt securities.
**4.9	Form of Indenture of the Company relating to subordinated debt securities (File No. 333-81774, Exhibit 4.9).
+4.10	Form of supplemental indenture or other instrument establishing the issuance of one or more series of subordinated debt securities (including the form of subordinated debt security).
**4.11	Form of Guarantee Agreement of the Company (File No. 333-81774, Exhibit 4.11).
**4.12	Certificate of Trust of Ameren Capital Trust I (File No. 333-89970, Exhibit 4.10).
**4.13	Trust Agreement of Ameren Capital Trust I (File No. 333-89970, Exhibit 4.11).
**4.14	Certificate of Trust of Ameren Capital Trust II (File No. 333-89970, Exhibit 4.12).
**4.15	Trust Agreement of Ameren Capital Trust II (File No. 333-89970, Exhibit 4.13).
**4.16	Form of Amended and Restated Trust Agreement (including the form of trust preferred security) (File No. 333-81774, Exhibit 4.14).

**4.17
Purchase Contract Agreement dated as of March 1, 2002 between the Company and The Bank of New York, as purchase contract agent, relating to the 13,800,000 9.75% Adjustable Conversion-Rate Equity Security Units (Equity Security Units) (File No. 333-81774, Exhibit 4.15).
**4.18
Pledge Agreement dated as of March 1, 2002 among the Company, The Bank of New York, as purchase contract agent and BNY Trust Company of Missouri, as collateral agent, custodial agent and securities intermediary, relating to the Equity Security Units (File No. 333-81774, Exhibit 4.16).
*4.19	Form of Purchase Contract Agreement.
*4.20	Form of Pledge Agreement.
*5.1	Opinion of Steven R. Sullivan, Esq., Senior Vice President Governmental/Regulatory Policy, General Counsel and Secretary of the Company, regarding the validity of the securities.
*5.2	Opinion of Thelen Reid & Priest LLP regarding the validity of the securities.
*5.3	Opinion of Richards, Layton & Finger, P.A. regarding the validity of the trust preferred securities of Ameren Capital Trust I.
*5.4	Opinion of Richards, Layton & Finger, P.A. regarding the validity of the trust preferred securities of Ameren Capital Trust II.
**12	Statement re computation of ratios of earnings to fixed charges (2003 Form 10-K, Exhibit 12.1).
*23.1	Consent of Steven R. Sullivan, Esq., Senior Vice President Governmental/Regulatory Policy, General Counsel and Secretary of the Company (included in Exhibit 5.1).
*23.2	Consent of Thelen Reid & Priest LLP (included in Exhibit 5.2).
*23.3	Consent of Richards, Layton & Finger, P.A. with respect to Ameren Capital Trust I (included in Exhibit 5.3).
*23.4	Consent of Richards, Layton & Finger, P.A. with respect to Ameren Capital Trust II (included in Exhibit 5.4).
*23.5	Consent of independent accountants.
*24.1	Powers of attorney.
**24.2	Power of attorney with respect to the depositor and trustee of Ameren Capital Trust I (included in Exhibit 4.13).
**24.3	Power of attorney with respect to the depositor and trustee of Ameren Capital Trust II (included in Exhibit 4.15).
*25.1	Form T-1 statement of eligibility of the trustee for the senior debt securities.
++25.2	Form T-1 statement of eligibility of the trustee for the subordinated debt securities.
++25.3	Form T-1 statement of eligibility of the trustee for the guarantees for the benefit of the holders of the trust preferred securities.
++25.4	Form T-1 statement of eligibility of the trustee for the trust preferred securities.
++25.5	Form T-1 statement of eligibility of the purchase contract agent for the stock purchase contracts.

Note: Reports of the Company on Forms 8-K, 10-Q and 10-K are on file with the SEC under file number 1-14756.

*
Filed herewith.

**
Incorporated by reference herein as indicated.

+
To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if applicable.

++
To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2) if applicable.

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TABLE OF CONTENTS
AMEREN CORPORATION
AMEREN CAPITAL TRUST I AND AMEREN CAPITAL TRUST II
WHERE YOU CAN FIND MORE INFORMATION
RATIOS OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
FORWARD-LOOKING STATEMENTS
ABOUT THIS PROSPECTUS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF TRUST PREFERRED SECURITIES
DESCRIPTION OF GUARANTEES
RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, DEBT SECURITIES AND GUARANTEES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
BOOK-ENTRY SYSTEM
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX